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                                Exhibit 10.10


                        TERM LOAN AND GUARANTY AGREEMENT


     THIS TERM LOAN AND GUARANTY AGREEMENT made, entered into and effective as of the 11th day of April, 1997, by and among WESFRAC, INC., a Colorado corporation ( Wesfrac ), WESTEC DENVER, INC., a Colorado corporation ( Westec Denver ) and MOFFITT OIL COMPANY, INC., a Texas corporation ( Moffitt ), and HELLER FINANCIAL, INC., a Delaware corporation ( Lender ) and the Guarantors (as such term and other capitalized terms used herein without definition are defined in Section 1. 1 hereof).

                              W I T N E S S E T H:

     WHEREAS, Borrowers have applied to Lender for a term loan facility in the aggregate principal amount of up to Seven Million Dollars ($7,000,000.00), the proceeds of which will be used by Borrowers to finance the Acquisition and refinance certain indebtedness of the Borrowers owing to NCFC;

     WHEREAS, Lender has considered Borrowers' request for such financing and is willing to extend such financing to Borrowers for such purposes subject to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrowers and the Guarantors, Lender, Borrowers and the Guarantors agree as follows:

     1.  DEFINITIONS, TERMS AND REFERENCES.

     1.1. Certain Definitions. In addition to such other terms as are elsewhere defined herein, as used in this Agreement and in any Exhibits, the following terms shall have the following meanings, unless the context requires otherwise:

     Acquisition shall mean the acquisition of Moffitt contemplated by the Acquisition Agreement.

     Acquisition Agreements shall mean that certain Stock Purchase Agreement dated April 11th, 1997 between Moffitt, JoAnn Moffitt, Roy Moffitt, Donald Moffitt, Jr. and Wesfrac, the Moffitt Noncompete Agreements and all agreements or documents delivered pursuant thereto or contemplated thereby.

     Acquisition Agreement Assignment shall mean that certain Assignment of Stock Purchase Agreement dated as of the date hereof by and between Wesfrac and Lender with an acknowledgment thereof by JoAnn Moffitt, Roy Moffitt and Donald Moffitt Jr.



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     Affiliate in relation to any particular Person, shall mean any other
Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, control shall mean the power, directly or indirectly, to (a) vote ten percent (10%) or more of the outstanding stock having ordinary voting power for the election of directors of such Person or (b) direct the management or policies of such Person, whether by contract or otherwise. The term Affiliate shall include, without limitation, and in any event, in respect of Borrower, (i) each shareholder, and each officer and director of Borrower; and (ii) any subsidiaries of Borrower that are at least 51% owned or controlled (by contract or otherwise) by Borrower.

     Agreement shall mean this Term Loan and Guaranty Agreement, as amended or supplemented from time to time.

     Applicable Rate shall mean (a) three and one-fourth percent (3.25%) plus the Five Year Treasury Rate or (b) the Default Rate, as made applicable to the Term Loan, pursuant to Section 2.4 hereof.

     Bankruptcy Code shall mean Title 11 of the United. States Code, as amended from time to time.

     Borrowers mean, collectively, Wesfrac, Westec Denver and Moffitt and all promises, covenants, representations and warranties of the Borrowers made in the Loan Documents or in any other instruments or documents delivered pursuant hereto or thereto shall be and constitute the joint and several promises, covenants, representations and warranties of each and all of Wesfrac, Westec Denver and Moffitt.

     Business Day shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or Colorado or is a day on which banking institutions located in such States are closed.

     Closing Date shall mean the date of this Agreement.

     Collateral shall mean, collectively, the Equipment Collateral, the Pledged Stock, the Mortgaged Premises Headquarters, the Acquisition Agreement Assignment and all other properties, rights, interests and privileges from time to time subject to the Liens granted to the Lender pursuant to the Collateral Documents.

     Collateral Documents shall mean the Acquisition Agreement Assignment, the Security Agreement, the Mortgage, the Stock Pledge Agreement together with all other security agreements, mortgages, deeds of trust, assignments, financing statements and other agreements and documents as shall from time to time secure the Obligations.

     Compliance Certificate shall mean a certificate of Borrowers executed by the chief financial officer of each Borrower, on Borrowers' behalf, stating that no Event of Default or Default Condition has occurred or exists, or if an Event of Default or





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Default Condition has occurred or exists, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

     Default Condition has occurred or exists, or if an Event of Default or Default Condition has occurred or exists, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

     "Condemnation Proceeds" shall mean all compensation, awards, damages, rights of action and proceeds due any Loan Party arising from any taking by any lawful power or authority by exercise of the rights of condemnation or eminent domain with respect to any of the Collateral.

     "Contaminant" shall mean those substances which are regulated by or form the basis of liability under federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs") radioactive substances, petroleum, petroleum products or any other material or substance which constitutes a material health, safety or environmental hazard to any Person or Property.

     "Convenience Stores" shall mean Super Mart Convenience Stores, Inc., a Colorado corporation (formerly known as Petro-Mark Convenience Stores, Inc.).

     "Debt to Worth Ratio" shall mean the ratio of (a) total liabilities (excluding Subordinated Indebtedness) of the Wescourt Companies (computed on a consolidated basis in accordance with GAAP) to (b) Net Worth.

     "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

     "Default Rate" shall mean that simple interest rate equal to three percent (3 %) per annum in excess of the Applicable Rate.

     "EBITDA" means, with reference to any period, Net Earnings for such period plus all amounts deducted in arriving at such Net Earnings amount in respect of
(i) interest expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Wescourt Companies and their Subsidiaries.

     "Environmental Claim" shall mean any notice of violation, claim, suit, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the





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existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Contaminant, or other release or emission in, into or onto the environment (including, without limitation, the air, ground, surface water, ground water or any surface) in, by, from, or related to any Property, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials, in connection with the operation of any Property or (iii) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations, Permits, licenses, registrations or approvals of or from any Governmental Authority relating to environmental matters connected with any Property.

     "Environmental Laws" shall mean all laws relating to the environmental, safety, health and the regulation of Contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499, 100 Stat. 163, the Hazardous Material Transportation Act (49 U.S. C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section  7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1369 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any analogous future federal, or present or future state or local laws and all rules and regulations promulgated pursuant thereto.

     "Equipment Collateral" shall mean all equipment, vehicles, machinery, furniture, furnishings, fixtures and related rights and properties owned or leased by any Loan Party more particularly described in the Security Agreement.

     "Event of Default" shall mean any of the events or conditions described in
Article 7 provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

     "First Portfield Loan Documents" shall mean the First Portfield Note and the other agreements, instruments and documents executed or delivered by Convenience Stores in connection therewith.

     "First Portfield Note" shall mean the promissory note dated March 12, 1997 of Convenience Stores payable to the order of Portfield in the original principal amount of $2,500,000.

     "Five Year Treasury Rate" shall mean the yield to maturity, determined at the close of business on the third Business Day immediately preceding the Closing Date, on a currently outstanding, recently issued United States Treasury Note with the same maturity as the Term Note; provided that if there is no United States Treasury Note having such maturity, the maturity





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date used for purposes of this definition shall be the next following maturity date, based upon chronological order.

     "Fixed Charges" shall mean, with reference to any period, the sum of (i) the aggregate amount of payments required to be made by the Wescourt Companies and their Subsidiaries during the period in respect of principal on all Indebtedness for borrowed money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus
(ii) interest expense for such period, computed on a consolidated basis in accordance with GAAP.

     "Fractionator" shall mean that certain fractionator of Wesfrac located in Fruita, Colorado which has been pledged as Collateral for the Obligations pursuant to the Security Agreement.

     "Fruita Holding" shall mean Fruita RP Holding, Inc., a Delaware corporation.

     "GAAP" shall mean generally accepted accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as in effect from time to time,
(b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied and (c) applied on a basis consistent with prior periods; provided that any changes in GAAP after the date hereof that would affect the calculation of the covenants set forth in Section 6 shall be excluded in making such calculations.

     "Governmental Authority" shall mean any nation or government, federal, state, city, town, municipality, county, local or political subdivision thereof or thereto and any department, commission, instrumentality or agency exercising executive, legislative, judicial, regulatory or administrative functions on behalf thereof.

     "Grand Mesa" shall mean Grand Mesa Texaco, Inc., a Colorado corporation.

     "Guarantors" shall mean collectively, Portfield, Wescourt, Wescourt Distributing, Petromark Utah, Petromark, Petromark Montrose Grand Mesa, Fruita Holding, Westec Fruita and Montrose Propane and all promises, covenants, representations and warranties of the Guarantors made in the other Loan Documents or in any other instruments or documents delivered pursuant thereto or thereto shall constitute the joint and several promises covenants, representations and warranties of each and all of Portfield, Wescourt, Wescourt Distributing, Petromark Utah, Petromark, Petromark Montrose and Montrose Propane.

     "Hazardous Materials" shall include Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., any petroleum or petroleum products (excluding a small quantity of gasoline and oil used in maintenance equipment on the Property), asbestos or asbestos containing material, or any other





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hazardous substances, hazardous wastes or hazardous materials as defined by other Environmental Laws.

     "Headquarters Mortgage" shall mean that certain Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing bearing even date herewith from Fruita Holding in favor of Lender.

     "Indebtedness" shall mean, without duplication, all obligations, contingent and otherwise, of the Wescourt Companies which in accordance with GAAP should be classified as liabilities upon a consolidated balance sheet of the Wescourt Companies, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit, except that Indebtedness shall not include the amount of any Loan Party's obligations under guaranties for the benefit of financial institutions lending to dealers that enter into long-term exclusive supply contracts with another Loan Party.

     "Independent Accountants" shall mean a firm of independent public accountants selected by Borrowers and reasonably acceptable to Lender, it being acknowledged by Lender that Coopers & Lybrand is so acceptable.

     "Intercreditor Agreement" shall mean that certain Intercreditor and Subordination Agreement dated as of March 12, 1997 as amended and restated pursuant to that certain First Amended and Restated Intercreditor and Subordination Agreement dated as of the date hereof among Borrowers, Lender, NCFC, WLD Trust, Portfield and the other parties thereto as amended, modified, substituted or replaced from time to time.

     "Lender" shall have the meaning ascribed thereto in the initial recitals to this Agreement. The term "Lender" shall also include any Participant to whom Lender shall assign, in whole or in part, its right, title and interest in and to the Obligations and hereunder subsequent to the Closing Date.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale.





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     "Loan Documents" shall mean this Agreement, the Term Note, the Collateral
Documents, the Intercreditor Agreement, and each and every other document, instrument, certificate and agreement executed and/or delivered by any Loan party in connection herewith, or any one, more, or all of the foregoing, all as the context shall require.

     "Loan Parties" means, collectively, any of the Borrowers and the Guarantors and the promises, covenants, representations and warranties of the Loan Parties made herein or in any other Loan Document shall be and constitute the joint and several promises, covenants, representations and warranties of each and all of the Loan Parties.

     "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof, due and payable or otherwise perform its obligations hereunder or under the other Loan Documents; or (iii) the failure or inability, of such Loan Party to pay its obligations to its creditors generally.

     Material Adverse Effect shall mean an effect that has resulted in, will result in, or is reasonably likely to result in, a Material Adverse Change.

     Material Agreements shall mean all franchise and distribution rights agreements with any petroleum companies; all real property leases with respect to any Property; all loan and other debt instruments and agreements; all management, employment and labor agreements; and any and all other agreements, not specified hereinabove; provided, that in all cases cited above, the loss, diminution or impairment of any such other agreement would have, or would reasonably be expected to have, a Material Adverse Effect.

     Moffitt shall mean Moffitt Oil Company, Inc., a Texas corporation.

     Moffitt Noncompete Agreements shall mean (a) that certain Covenant to Refrain from Certain Business Activities between Joann Moffitt and Wesfrac, (b) that certain Covenant to Refrain from Certain Business Activities between Roy Moffitt and Wesfrac and (c) that certain Covenant to Refrain from Certain Business Activities between Donald Moffitt and Wesfrac.

     Montrose-Propane shall mean Montrose Propane, Inc., a Colorado corporation.

     Morgan Demand Note shall mean the promissory note of Portfield dated April 11, 1997 payable to the order of Morgan Guaranty in the face principal amount of $4,500,000.

     Morgan Financing shall mean all indebtedness from time to time owing by Portfield to Morgan Guaranty under the Morgan Loan Documents.

     Morgan Loan Documents shall mean the Morgan Demand Note, the WLD Guaranty and the other agreements, instruments and documents executed or delivered in connection with the Morgan Financing.





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     Mortgaged Premises - Headquarters shall mean the real estate, building and other Properties located thereon at 1493 Highway 6 and 50, Fruita, Colorado 81521 as more particularly described in the Headquarters Mortgage.

     Mortgaged Properties shall mean the Mortgaged Premises-Headquarters and all other Property subject to the Liens and security interests granted pursuant to the Mortgages.

     Mortgages shall mean the Headquarters Mortgage and all other mortgages, deeds of trust or similar instruments pursuant to which Lender shall obtain a mortgage lien, security interest or security title on or in any right, tide and ownership of any Loan Party, as owner, lessee or otherwise, in and to any real property owned by such Loan Party.

     "Mortgages" shall mean the Headquarters Mortgage and all other mortgages, deeds of trust or similar instruments pursuant to which Lender shall obtain a mortgage lien, security interest or security title on or in any right, tide and ownership of any Loan Party, as owner, lessee or otherwise, in and to any real property owned by such Loan Party.

     "NCFC" means National Canada Finance Corp.

     "NCFC Collateral" shall have the same meaning herein a such term is defined in the Intercreditor Agreement.

     "NCFC Lien" means NCFC's Liens in any assets pledged to NCFC from time to time pursuant to the NCFC Loan Documents which are subject to the Intercreditor Agreement.

     "NCFC Loan Documents" means that certain Loan and Security Agreement dated as of October 6, 1995 among NCFC, Portfield, Wesfrac, Wescourt, Petro-Mark Montrose, Wesfrac Fruita and certain other borrowers (as such agreement has been or will be amended from time to time) and each of the agreements related thereto, or any replacement or similar credit facility.

     "Net Worth" shall mean, at any time, for the Wescourt Companies the total of shareholders' equity (including capital stock, additional paid-in capital, and retained earnings) plus Subordinated Indebtedness all as calculated on a consolidated basis in accordance with GAAP.

     "Net Earnings" shall mean, for any period for which the same is being computed, the gross revenues of the Wescourt Companies for such period less all expenses and other proper charges (including taxes on income) determined on a consolidated basis in accordance with GAAP but excluding in any event any gains resulting from the sale or other disposition of investments or other assets not in the ordinary course of business, gains resulting from any reappraisal, revaluation or write-up of assets and other extraordinary gains.

     "Obligations" shall mean and include any and all indebtedness, liabilities and obligations of the Loan Parties, or any of them, to Lender arising hereunder or as a result hereof or under any





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other Loan Document, whether evidenced by the Term Note, provided for in
Article 9 hereof or otherwise, whether now existing or hereafter arising and any and all extensions or renewals thereof in whole or in part.

     "Participant" shall mean any Person to whom, now or hereafter, Lender sells a participation interest in, or makes an assignment of, its right, title or interest hereunder and in the Obligations (whether in whole or in part).

     "Permit" shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority having jurisdiction under an applicable Environmental Law.

     "Permitted Encumbrances" shall mean:

     (1) liens for taxes, assessments or other governmental charges not yet due and payable;

     (2) statutory liens incurred by any Loan Party or its subsidiaries of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor if required by GAAP and the aggregate amount of such liens is less than $50.000;

     (3) liens (other than any lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (4) liens incurred by any Loan Party or its Subsidiaries for purchase money obligations in an aggregate amount not to exceed $500,000 at any time, provided any such lien encumbers only the asset so purchased or leased and secures only Indebtedness incurred for the purchase of such asset;

     (5) any attachment or judgment lien not constituting an Event of Default under Section 7;

     (6) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its subsidiaries;





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     (7)       the NCFC Lien;

     (8) the Portfield Lien and liens in favor of WLD subject to the Intercreditor Agreement;

     (9) involuntary lines incurred in the ordinary course of any Loan Party's business (other than in connection with Indebtedness in an aggregate principal amount with respect to such Loan Party not to exceed $50,000 at any time;

     (10)      liens in favor of Lender; and

     (11)      the liens set forth on Schedule 1.1.

     "Person" shall mean any individual, partnership, corporation, trust, unincorporated association, business trust, sole proprietorship, or joint venture, a government or any department, agency, political subdivision or instrumentality thereof, or any other entity or organization.

     "Petromark" shall mean Petro-Mark Corp., a Colorado corporation.

     "Petromark Montrose" shall mean Petro-Mark Corp., Montrose, Inc., a Colorado corporation.

     "Petromark Utah" shall mean Petro-Mark Corp. Utah, a Colorado corporation.

     "Pledged Stock" shall mean the shares of the capital stock of Wesfrac, Westec Denver and Moffitt pledged pursuant to the Stock Pledge Agreement.

     "Portfield" shall mean Portfield Investments, Inc., a Colorado corporation.

     "Portfield Lien" shall mean Portfield's Liens in those assets of Convenience Stores and Moffitt pledged to Portfield to secure the Portfield Loan (as defined in the Intercreditor Agreement) and the Second Portfield Loan (as defined in the Intercreditor Agreement), together with the assignment of such Liens to WLD pursuant to that certain Amended and Restated WLD Assignment and Security Agreement dated as of the date hereof from, inter alia, Portfield to WLD, which is subject to the terms of the Intercreditor Agreement.

     "Property" shall mean any real or personal property owned, leased or operated by the Loan Parties.

     "Qualified Initial Public Offering" means an initial underwritten public offering and sale for cash by Portfield or its successors of the common stock of Portfield or its successors to an underwriter or underwriters pursuant to a "firm commitment" underwriting agreement and registration statement declared effective by the Securities and Exchange Commission under the





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Securities Act of 1933, as amended, in which the Company receives net proceeds of at least $10,000,000.

     "Release" shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Contaminants into the indoor or outdoor environment or into or out of any Property, through or into the air, soil, subsurface strata, surface water or ground water.

     "Remedial Action" shall mean all actions required to (1) clean up, remove, treat or m any . other way address Contaminants in the indoor or outdoor environment; (2) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(3) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses
(1) and (2), in each instance in compliance with Environmental Laws.

     "Second Portfield Loan" shall mean the term loan in the original principal amount of $2,000,000 from Portfield to Wesfrac made pursuant to the Second Portfield Loan Documents.

     "Second Portfield Loan Documents" shall mean any and all agreements, instruments and documents, as in effect on the date hereof evidencing or securing the Second Portfield Loan, including without limitation, the Second Portfield Note, the related security agreements and financing statements, dated on or about the date of this Agreement.

     "Second Portfield Note" shall mean that certain Promissory Note of Wesfrac payable to the order of Portfield in the original principal amount of $2,000,000 dated on or about the date of this Agreement.

     "Security Agreement" shall mean that certain Security Agreement re:
Equipment dated as of even date herewith from the Loan Parties in favor of the Lender.

     "Stock Pledge Agreement" shall mean that certain Pledge Agreement dated the date hereof executed and delivered by Wescourt and Wesfrac in favor of Lender pledging all of the shares of the Wesfrac, Westec Denver and Moffitt as security for the Obligations, which Pledge Agreement shall be in form and substance reasonably satisfactory to Lender.

     "Subsidiary" shall mean, with respect to any Person, any corporation or partnership of which more than 50% of the outstanding equity interests having the power to vote is at the time directly or indirectly owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

     "Subordinated Indebtedness" shall mean, with respect to any Person, Indebtedness of such Person which has been subordinated in right of payment to the prior payment of all indebtedness, obligations and liabilities of the Loan Parties or any of them owing to the Lender.





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     "Tangible Net Worth" shall mean Net Worth less intangible assets
(including goodwill) of the Wescourt Companies computed on a consolidated basis in accordance with GAAP.

     "Term-Loan" shall mean the term loan made by Lender to Borrowers pursuant to Section 2.1 below.

     "Term Loan Facility" shall mean the term loan facility in the maximum amount of Seven Million Dollars ($7,000,000) established by Lender in favor of Borrowers pursuant to Section 2.1.

     "Term Note" shall mean the joint and several Term Note in the form attached hereto as Exhibit A issued by Borrowers to Lender to evidence the repayment obligation associated with the Term Loan, as the same may from time to time be amended together with any notes issued in substitution or replacement therefor and any extensions or renewals thereof, in whole or in part.

     "UCC" shall mean the Uniform Commercial Code of Illinois, as in effect from time to time.

     "Wescourt" shall mean Wescourt Group, Inc., a Delaware corporation.

     "Wescourt Distributing" shall mean Wescourt Distributing, Inc., a Colorado corporation.

     "Wescourt Companies" means Portfield and each of its Subsidiaries.

     "Westec Fruita" shall mean Westec Fruita, Inc., a Delaware corporation.

     "Wescourt Guaranty" shall mean the guaranty from Wescourt in favor of Portfield guaranteeing the First Portfield Note.

     "Wescourt WLD Guaranty" shall mean the guaranty from Wescourt in favor of Portfield guaranteeing the WLD Guaranty.

     "WLD" shall mean the WLD Trust, an Ohio testamentary trust.

     "WLD Guaranty" shall mean the guaranty from WLD in favor of Morgan Guaranty guaranteeing the Morgan Demand Note.

     "WLD Guaranty Documents" shall mean the WLD Guaranty and all agreements, instruments or documents executed or delivered in connection therewith.

     1.2. USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.





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     1.3.  ACCOUNTING TERMS.  All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

     1.4. UCC TERMS. The terms "equipment", "proceeds" and "products", as and when used in the Loan Documents, together with any other or similar terms not specifically defined herein but which are defined in the UCC shall have the same meanings as given to such terms therein.

     1.5. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of, or Exhibit to, another document or instrument.

     1.6. EXHIBITS. All Exhibits attached hereto are by reference made a part hereof as fully as if the contents thereof were set forth expressly herein.

          2.  THE FINANCING.

     2.1. TERM LOAN FUND. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Loan Parties set forth herein and in the Loan Documents, Lender agrees to lend Borrowers, on the Closing Date, an amount not to exceed Seven Million Dollars ($7,000,000.00), for the purpose of financing the Acquisition and refinancing certain term Indebtedness owing to NCFC. The Term Loan shall be funded in one drawing and no amount of the Term Loan may be reborrowed once disbursed, notwithstanding its repayment. Borrowers shall make principal and interest payments on the dates and in the amounts as set forth in Sections 2.3 and 2.4.

     2.2. TERM NOTE. The indebtedness represented by the Term Loan shall be evidenced by the Term Note. The Term Note shall be executed by Borrowers and delivered to Lender coincident with the disbursement of the Term Loan on the Closing Date.

     2.3. AMORTIZATION. The principal amount of the Term Loan shall be repaid in sixty (60) consecutive equal monthly installments of principal and interest based upon an the amortization schedule set forth in Exhibit B hereto, with a sixty first (61st) and final balloon installments payment being equal to the then unpaid principal on such Term Loan, plus any accrued and outstanding interest thereon, to be due and payable on May 1, 2002, the final maturity thereof.

     2.4. INTEREST. The Term Note shall bear interest (computed on the basis of a year of 360 days for the actual number of days elapsed) at the rate per annum determined by adding three and one fourth percent (3-1/4%) to the Five Year Treasury Rate. Interest on the Term Loan shall be payable monthly in arrears, commencing on May 1, 1997, to be collected for the preceding calendar month (or, in the case of the first such payment, from the Closing Date through the end of such calendar month), and thereafter interest. payments shall be made on the first Business Day of each succeeding calendar month and upon payment or prepayment in full (or in part to the extent permitted herein) of the Term Note. Notwithstanding the foregoing, however, from and after the occurrence of any Event of Default, and continuing for so long thereafter as such Event of Default shall be continuing, Lender shall have the right to increase the interest rate payable on the Term Note to the Default Rate applicable thereto upon giving Borrowers written notice thereof, and Borrowers shall be responsible for the payment of the additional interest resulting therefrom in addition to the regularly scheduled principal amortization of the Term Note, as described more particularly in Section 2.3, and accrued interest thereon.

     2.5. SECURITY DEPOSIT FEE. The $35,000 security deposit presently held by Lender will be refunded to Borrowers, less Lender's costs and expenses, within thirty (30) days from the Closing Date. If the Term Loan is not funded, other than as a result of a breach by Lender under this Agreement, then Lender may retain the deposit as liquidated damages and not as a penalty, without in any way reducing Borrowers' liabilities with respect to Lender's expenses.

     2.6. LATE CHARGE. If payment of any principal of, or interest on, the Term Note or any other sum payable hereunder or under any other Loan Document is not received within ten (10) calendar days after its due date, Lender shall have the right to impose a late charge relative to such payment in an amount equal to up to five percent (5%) of the amount of such past due payment, which charge, if imposed by Lender, shall be due and payable by Borrowers immediately upon receipt of notice thereof.

     2.7. VOLUNTARY AND MANDATORY PREPAYMENTS

     (a) Voluntary. The Term Note may be prepaid in whole, but not in part, by Borrowers at any time after the first Loan Year, provided, however, that any such prepayment must be preceded by at least ten (10) calendar days prior written notice thereof to Lender; and, provided, further, that any such prepayment made during the second through fourth Loan Years must be accompanied by the payment of all then accrued, but unpaid, interest on the principal amount to be prepaid together with a prepayment fee, representing liquidated damages to Lender for the loss of its bargain and its costs for making funds available to Borrowers hereunder and not a penalty, equal in amount to the amount determined by multiplying the following applicable percentage for the applicable Loan Year follow' the Closing Date by the principal amount of the outstanding Term Loan: two percent (2%) for the second Loan Year, one percent (1%) for the third Loan year, one-half percent (.5%) for the fourth Loan Year, together with amounts payable by the Borrowers pursuant to Section 2.11 hereof.

     (b) Mandatory. The Borrowers and Guarantors agree that any net cash insurance proceeds or net cash Condemnation Proceeds received by any of them with respect to the Collateral shall, except to the extent otherwise provided in the relevant Collateral Document, be immediately paid over to the Lender and applied as and for a mandatory prepayment on the Term Note. The Borrowers and the Guarantors further agree that any net proceeds from the sale or other deposition of any Collateral shall also immediately be paid over to the Lender and applied as and for a mandatory prepayment on the Term Note. All prepayments pursuant to this Section 2.7(b) shall be applied to the several installments of the Term Note in the inverse order of their respective maturities and no amount prepaid hereunder may be reborrowed.

     2.8. NATURE OF CHARGES IMPOSED. Lender and Borrowers hereby agree that (i) the only charges imposed by Lender upon Borrowers for the use of money in connection with the Term Loan Facility are and shall be interest at the rates per annum expressed in Section 2.4 hereinabove and (ii) all other charges imposed by Lender upon Borrowers in connection with the Term Loan Facility, including, without limitation, the deposit heretofore made by Borrowers, as described injection 2.5, the late charge provided for in Section 2.6, and any breakage fee hereafter paid by Borrowers pursuant to Section 2.7, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with the creation and administration of the Term Loan Facility, and shall under no circumstances be deemed to be charges for the use of money for purposes of Illinois law.

     2.9. SAVINGS CLAUSE. Notwithstanding the foregoing or any provision contained in this Agreement, the Term Note or any other Loan Document to the contrary, if at any time the amount of interest computed with respect to the Term Note on the basis of the Applicable Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other agreement between Borrowers and Lender (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Rate. No agreements, conditions, provisions or stipulations contained in this Agreement, the Term Note or any other Loan Document or default of the Borrowers, or the exercise by the Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the. Maximum Legal Rate and in no event shall the Borrowers be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrowers to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate ("Excess Inte="), Borrowers acknowledge and stipulate that any such charge shall be the result of an accidental and bona fide error, and such Excess Interest shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce any other Obligations, until paid in full; and third, returned to the Borrowers, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The Borrowers recognize that, with fluctuations in the interest rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrowers covenant that (i) the credit or return of any Excess Interest shall constitute the acceptance by the Borrowers of such Excess Interest, and (h) the Borrowers shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by the Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. The provisions of this Section shall be deemed to be incorporated into each and every Term Note and other Loan Document or communication relating to the. Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Lender with respect to the Borrowers (or any other obligor in respect of Obligations), whether or not any provision of this Section is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of the Borrowers (or other obligor) asserted by the Lender thereunder, be automatically recomputed by any Borrowers or obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or any other Loan Documents than is presently allowed by applicable state or federal law, then the limitation of interest under this Section shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment. and all interest charges owing to the Lender by reason thereof shall be payable upon demand.

     2.10. BORROWERS'S LOAN ACCOUNT. Lender will maintain on its books and records all loans and payments made to Lender by Borrowers. This loan account will be maintained in accordance with Lender's customary accounting practices. Borrowers promise to pay such amounts as may become or declare due pursuant to the terms of this Agreement. The balance of the loan account recorded on Lender's books and records shall absent manifest error be presumptive evidence of the amounts due and owing to Lender by Borrowers, provided that any failure by Lender to such record or error in recording shall not limit or otherwise affect Borrowers' obligations to pay Borrowers' Obligations.

     2.11. FIXED RATE BREAKAGE FEE. Upon any prepayment of the Term Loan (regardless of the source of such prepayment and whether voluntary or otherwise), in addition to any other prepayment fees due from Borrowers, Borrowers shall pay an amount (the "Fixed Rate Breakage

Fee") equal to the present value, for each remaining year of the term of such prepaid Term Loan, of (1) the yield as reported in the Federal Reserve statistical release H.15(519) under the caption "U.S. Government Securities/Treasury Constant Maturities" (hereinafter "H.15(519)"(for a Treasury Note with a term equal to that remaining on such Term Loan (which will be obtained by interpolating between the yield reported on the H.15(519) for specific whole years) on the date of the term Loan was funded (2) the yield as reported on the date of such prepayment in the H.15(519) for a Treasury Note with a term equal to that remaining on the Term Loan (which will be obtained by interpolating between the yield reported on the H.15(519) for specific whole years) on the date of such prepayment, multiplied by (a) the out-standing principal balance of the Term Loan at the time of prepayment for purposes of calculating such amount for the month during which such prepayment occurs and by (b) the principal balance that would have been outstanding at the beginning of each successive month in the remaining term of the Term Loan had the amortization schedule set forth for the Term Loan been adhered to; provided, that the rate determined in (2) above will be used as the discount rate in computing such present value. The Fixed Rate Breakage Fee represents Lender's reinvestment loss resulting from making a fixed rate loan.

          3.  COLLATERAL AND GUARANTY.

     3.1. COLLATERAL. The payment and performance of the Obligations shall at all times be secured by, among other things, all Collateral pursuant to the Collateral Documents.

     3.2. FURTHER ASSURANCES. Each of the Loan Parties further shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, invoice, registration certificate, certificate of tide, application, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be deemed necessary by Lender to reasonably carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate its realization on the Collateral. Each Loan Party agrees to perform or cause to be performed such acts as Lender may reasonably request to establish and maintain for Lender a valid and perfected first priority security interest in the Collateral, free and clear of any liens, encumbrances or security interests other than in favor of Lender and Permitted Encumbrances.

     3.3. GUARANTY. The payment and performance of the Obligations shall at all times be guaranteed by the Guarantors pursuant to Section 9 hereof.

         4. GENERAL REPRESENTATIONS AND WARRANTEES. In order to induce Lender to enter into this Agreement and to make the Term Loan, each Loan Party hereby, represents and warrants to Lender that the following statements are and, after giving effect to the Acquisition, will be true, correct and complete.

     4.1. EXISTENCE. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation operating in accordance with its articles of incorporation and by-laws. Each Loan Party is duly qualified to transact business in the jurisdiction wherein the nature of the activities conducted by it or assets owned by it requires such licensing or qualification.

        4.2. AUTHORITY. Each Loan Party has full power to make, deliver and perform under this Agreement, the Term Note and the other Loan Documents to which it is a party and have taken all necessary and appropriate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the Term Note and the remainder of the Loan Documents to which each Loan Party is a party, when executed and delivered for value received, will constitute, the valid obligations of Loan Parties, legally binding upon them and enforceable against them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar creditors rights generally and equitable remedies may be limited by equitable principles of law. The respective officers of the Loan Parties whose names are inscribed below are duly authorized and empowered to execute, attest and deliver this Agreement, the Term Note and the remainder of the Loan Documents to which they are a party for and on their behalf, and to bind Loan Parties accordingly thereby.

       4.3. NO MATERIAL LITIGATION. There are no proceedings pending or, so far as any Loan Party knows, threatened, before any court, arbitration panel or administrative agency, no material disputes with any contract party and no pending or threatened labor action which, in each case, if decided adversely to such Loan Party, would have a Material Adverse Effect.

        4.4. PAYMENT OF TAXES. Each Loan Party has filed or caused to be filed any federal income tax returns required to be filed by it, and, to the best of its knowledge following diligent inquiry, all other tax returns required to be filed by it, and has paid all taxes not yet delinquent and any assessments made against it. No Loan Party has participated in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986) that could subject such Loan Party to any tax or penalty.

        4.5. NO VIOLATIONS, GENERALLY. The execution, delivery and performance by each Loan Party of this Agreement, the Term Note and the other Loan Documents to which it is a party do not and will not require any consent or approval of any Person, except to the extent obtained by such Loan Party on or prior to the Closing Date; or violate any material provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Loan Party; or result in a breach of or constitute a default under any Material Agreement; and, to the best of knowledge of each Loan Party following diligent inquiry, such Loan Party is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any Material Agreement; provided that such default or violation, in any such case, would result in a Material Adverse Effect.

        4.6. FINANCIAL STATEMENTS; LIABILITIES. The audited consolidated financial statements of the Wescourt Companies (other than Moffitt) for its fiscal year ending February 28, 1996 and the unaudited consolidated financial statements of the Wescourt Companies (other than Moffitt) for its interim period ending on December 31, 1996 accurately and fairly represent the financial condition of the Wescourt Companies (other than Moffitt) and the transactions in its equity accounts as of the dates referred to therein, and have been prepared in accordance with GAAP. There are no material liabilities, direct or indirect, fixed or contingent, of the Wescourt Companies as of the date hereof which are not reflected in such financial statements or in the notes thereto. There has been no Material Adverse Change since December 31, 1996 in the business, operations, prospects, properties, condition (financial or otherwise) of the Wescourt Companies.

        4.7.  POLLUTION AND ENVIRONMENTAL CONTROL.  Except as disclosed on
Schedule 4.7, (i) the business operations of each Loan Party comply in all material respects with all applicable Environmental Laws; (ii) each Loan Party has obtained all environmental, health and safety Permits necessary for the operation of such Loan Party's business; and all such Permits are valid, and in good standing and Borrowers is in compliance in all respects with all terms and conditions of such Permits; (iii) Borrowers is not subject to any outstanding written order or agreement with any Governmental Authority or with any private Person respecting (a) any Environmental Laws, (b) any Remedial Actions, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iv) none of the operations of Borrowers is subject to any judicial or administrative proceeding alleging a violation of any Environmental Law; (v) none of the operations of any Loan Party is the subject of any federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant into the environment under any applicable law; (vi) except as disclosed on environmental reports delivered to any Loan Party, Lender, no Loan Party or to the best of any Loan Party's knowledge, no predecessor of any Loan Party has filed any notice under any federal or state law indicating past or present treatment, storage, or disposal of a hazardous waste or reporting a spill or Release of a Contaminant into the environment under any applicable law; (vii) no Loan Party Borrowers has any known contingent liability in connection with any Release of any Contaminant into the environment; (viii) the Loan Parties' operations do not involve the generation, transportation, treatment or disposal of any hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent (other than any done in compliance with all Environmental Laws); (ix) no Loan Party has disposed of any Contaminant by placing it in or on the ground, ground water or surface water, and, to the best of the Loan Parties' knowledge, neither has any lessee, prior owner, or other Person; and (x) no Lien in favor of any Governmental Authority for (A) any liability under Environmental Laws or regulations, or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment, has been filed or attached.

        4.8. DISCLOSURE. No representation or warranty of any Loan Party, any of its Subsidiaries contained in this Agreement, the financial statements referred to in section 4.6 hereof, the financial statements of Moffitt, any information or any other document, certificate or written statement furnished to Lender by or on behalf of any such Person for use in connection with the Loan Documents or with respect to the transactions contemplated by the Acquisition Agreement contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

        4.9. INTELLECTUAL PROPERTY. Each Loan Party and each of their respective Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of such Loan Party or its Subsidiaries (collectively called INTELLECTUAL PROPERTY) and all such Intellectual Property is identified on
Schedule 4.9 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. Except as disclosed in Schedule 4.9, the use of such Intellectual Property by any Loan Party or its Subsidiaries does not and has not been alleged by any Person to infringe on the rights of any Person.

        4.10. EMPLOYEE MATTERS. Except as set forth on Schedule 4.10, (a) none of the Loan Parties nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work, stoppages or controversies pending or, to the best knowledge of the Loan Parties after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.10, no Loan Party nor any of its Subsidiaries is subject to an employment contract.

        4.11. SOLVENCY. As of and from and after the date of this Agreement and after giving effect to the consummation of the Acquisition, each Loan
Party: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party and (ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

        4.12. ACQUISITION. The Loan Parties have furnished the Lender with true and correct copies of all Acquisition Agreements. Wesfrac had and has full right, power and authority to enter into and consummate the Acquisition and to perform and observe all of the matters and dealings provided for in the Acquisition Agreements. The execution and delivery of the Acquisition Agreements does not, nor will the performance or observe of any of the matters or things therein provided for, contravene any provision of law or any articles of incorporation, charter or by-laws of any Loan Party or of any covenant, indenture or agreement of or affecting any Loan Party or any of its assets and properties. No registrations, filings or consents were, are or will be required in connection with the Acquisition other than those which have been made or obtained. The Acquisition Agreements have been duly authorized, unexecuted and delivered by the proper officers of all parties thereto and constitute the valid and binding agreements of such parties enforceable against them in accordance with their terms. The Acquisition has been consummated in accordance with the terms of the Acquisition Documents.

         5. AFFIRMATIVE COVENANTS. Each Loan Party agrees that, so long as any Obligations are outstanding, it will comply with the following covenants:

     5.1. BOOKS AND RECORDS. Each Loan Party shall maintain, at all times, true and complete books, records and accounts in which true and correct entries are made of its transactions in accordance with GAAP.

     5.2. PERIODIC FINANCIAL STATEMENTS. The Loan Parties shall, as soon as practicable, and I in any event within sixty (60) days after the end of each fiscal quarter, furnish to Lender and each Participant unaudited financial statements of the Wescourt Companies including, in each instance,, balance sheets and income statements, on a consolidated and consolidating basis, as appropriate, and individual profit and loss statements as of and for the quarterly period then ended and for its fiscal year to date, prepared in accordance with GAAP, certified by the chief financial officer of the Wescourt Companies in a certificate substantially in the form of Exhibit C attached hereto, and accompanied by a report of performance or condition of the Wescourt Companies as of or for the corresponding date or period in the preceding fiscal year, displayed on a comparative basis.

     5.3. ANNUAL FINANCIAL STATEMENTS. The Loan Parties shall, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Wescourt Companies, furnish to Lender and each Participant, individual profit and loss statements and annual audited financial statements of the Wescourt Companies, including balance sheets, income statements and cash flow statements for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by the Independent Accountants. Such audited financial statements will be required to be accompanied by the Independent Accountant's opinion, which opinion shall be in form generally recognized as "unqualified".

     5.4. COMPLIANCE CERTIFICATES. Together with each of the financial statements described in Sections 5.2 and 5.3 above, and more frequently, if requested by Lender, the Loan Parties shall deliver a Compliance Certificate to Lender (together with calculation worksheets, including covenant calculations contained in Sections 6.15 and 6.16 hereof) signed by the chief financial officer of the Wescourt Companies, provided however that as long as no Event of Default has occurred and is continuing, the Loan Parties shall not be required to deliver a Compliance Certificate more often than once per fiscal quarter.

     5.5. PAYMENT OF TAXES. The Loan Parties shall pay and discharge all taxes, assessments and governmental charges upon them, their income and their properties prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by the Loan Parties and (y) the Loan Parties maintain reasonable reserves on their books therefor.

        5.6. MAINTENANCE OF INSURANCE. Each Loan Party shall insure the Collateral against fire, theft and such other risks as Under shall require from time to time at the full replacement cost thereof, with Lender named as loss payee and mortgagee thereof, with St. Paul Insurance or other responsible insurance companies rated "A-' or better by A.M. Best Company. As to other Property and risks, including, without limitation, liability coverage, each Loan Party shall maintain such insurance, with such insurers (having the minimum qualifications described above) on such Property, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; provided that such insurance shall not be less, in terms of insurers, amounts, coverages or limitations, then the insurance being maintained by such Loan Party on the Closing Date; and provided, further, that such insurance shall include, in any event, at all times, automobile and comprehensive general liability (inclusive of products liability coverage) of at least Five Million Dollars ($5,000,000), in aggregate combined single limit coverage; that Lender shall be shown by endorsement as "additional insured" thereon and with breach of warranty endorsement favoring Lender. All such insurance in existence on the Closing Date shall not be cancelable or modifiable by any Loan Party, thereafter, unless with the prior written consent of Lender, or by such Loan Party's insurer, unless with at least thirty (30) days advance written notice to Lender thereof (except as may be necessary to bring such insurance into compliance herewith from time to time). The Loan Party shall file with Lender on the Closing Date and at least annually thereafter or, at Lender's request at any time from and after the occurrence of, and during the continuance of, any Event of Default, upon its request a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the dates of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, together with copies of all such policies and the insurer's certificate in regard thereto.

        5.7. PRESERVATION OF EXISTENCE. Each Loan Party shall preserve and maintain its corporate existence, rights, franchises and privileges in the State of its incorporation and in the other jurisdiction where the nature of the business conducted therein or the location of any Property therein requires that such rights, franchises and privileges be preserved and maintained; and obtain and maintain for itself all Permits, licenses, certificates of convenience and necessity, operating rights, authorizations and consents as shall be necessary or advisable to permit it to continue to operate its business in the manner contemplated to be conducted by it on the Closing Date.

        5.8. COMPLIANCE WITH LAWS. Each Loan Party shall comply with the requirements of all applicable laws, rules, regulations, permits, hearings, approvals and clearances and orders of any Governmental Authority, including particularly, but without limitation, in respect of Environmental Laws and laws, rules regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, and employee health and safety.

     5.9.  ENVIRONMENTAL LAW COMPLIANCE.

     (a) On or before the Closing Date, the Loan Parties will provide Lender with copies of any environmental assessments or similar reports made by or on behalf of any Loan Party with respect to any Mortgaged Premises within the preceding five (5) years and, subsequent to the Closing Date, the Loan Parties will provide Lender with copies of any such assessments or reports thereafter made by or on behalf of a Loan Party with respect to any Mortgaged Premises, promptly as and when made or received by such Loan Party, but not later than thirty (30) days thereafter. The foregoing shall be cumulative with, and in addition to, any similar requirements made applicable to any Mortgaged Premises in Section 11.1.

     (b) Each Loan Party will notify Lender in writing of any Environmental Claim or an accusation or allegation which may give rise to an Environmental Claim hereafter made against it or received by it which would or would reasonably be expected to have a Material Adverse Effect if determined adversely to such Loan Party within ten (10) days after it first obtains knowledge or notice thereof. Each such notice to Lender shall include a copy of any claim, citation, order, notice or other communication (to the extent in writing) received by such Loan Party from the Person making such Environmental Claim, allegation or accusation, a description of the nature of such Environmental Claim, allegation or accusation, the name of the Person making such Environmental Claim, allegation or accusation, such Loan Party's anticipated defense to such Environmental Claim, allegation or accusation or the action such Loan Party proposes to take in respect of such Environmental Claim, allegation or accusation and the anticipated costs to be incurred by such Loan Party in connection with such Environmental Claim, allegation or accusation ( ' including, without limitation, the amount of any anticipated damages, the costs of defending such Environmental Claim and the costs of any cleanup or corrective action).

     (c) Each Loan Party covenants and agrees that it (i) shall not use, generate, store, or allow to be generated, stored or used, any Hazardous Materials, except in the ordinary course of such Loan Party's business and in accordance with all Environmental Laws, and (ii) shall at all times maintain its Property in full compliance with all applicable Environmental Laws, including timely remediation if and when required.

     (d) Each Loan Party shall, with due care, in a safe manner, detain the spread of, ameliorate and remove from the any real property owned or leased by such Loan Party (and from any other Property as required by any Environmental
Law) any Hazardous Materials contamination located on, under or about any such Property and monitor or cause to be monitored the levels of Hazardous Materials on, under or about any such Property or in the ground water in accordance with the terms and procedures required by any federal, state or local governmental agency having jurisdiction including, without limitation, any Regional Water Quality Control Board and the Environmental Protection Agency.

     (e) Lender may require any Loan Party from time to time to perform or cause to be performed, such studies or assessments of the Property owned or leased by such Loan Party, as

Lender may reasonably deem necessary, appropriate or desirable, to determine the status of environmental conditions on, under and about such Property, which studies and assessments shall be for the benefit of Lender and shall be prepared in accordance with the reasonable specifications established by Lender.

     (f) In addition, each Loan Party will promptly notify Lender of any Release or material change in the nature or extent of any Contaminants used, transported or stored by such Loan Party or any Subsidiary on any Mortgaged Premises, and allow no material change in the use thereof or such Loan Party's operations that would increase in any material amount the risk of violation of the Environmental Laws without the express prior written approval of Lender.

     (g) Each Loan Party further agrees to indemnify and hold Lender, each Participant and the officers, directors, agents, employees, Affiliates and representatives of Lender and each Participant (individually an "Indemnified Party" and collectively the "Indemnified Parties") harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including necessary and actual clean-up and response costs), judgments, and expenses (including reasonable attorneys' fees and any consultants' or. other experts' fees and expenses) of every kind and nature suffered by or asserted against any Indemnified Party (i) under or on account of the Environmental Laws, including, without limitation, as a result of the past, present or future institution of any suits, claims, actions, or proceedings by any Person against such Loan Party or Lender in respect of any alleged violation of the Environmental Laws by such Loan Party or such Loan Party's use, storage or disposition of Contaminants, (ii) with respect to any past, present or future Release or Contaminant affecting any Property, whether or not the same originates or emanates from any Property or any contiguous real estate, (iii) with respect to any other past, present or future matters affecting any Property within the jurisdiction of any Governmental Authority administering the Environmental Laws or (iv) with respect to any past, present or future requirement under the Environmental Laws which requires the elimination or removal of any Contaminants or other substances regulated pursuant to any Environmental Laws, rules, or regulations of any Governmental Authority having jurisdiction over any Loan Party, whether attributable to events occurring before or after the Closing Date; provided, however, that the Loan Parties shall not be liable for any of the foregoing arising directly from Lender's gross negligence or willful misconduct. Any payments required to be made hereunder shall be due and payable on demand.

     (h)  The agreements contained in the preceding clause (g) of this Section
5.9 shall survive the termination of this Agreement and shall continue in full force and effect for so long as the prospect of any loss or liability covered by the indemnity contained in such clause (d) exists.

     5.10. LITIGATION: EVENTS OF DEFAULT, ETC. Promptly, after receipt of notice or knowledge thereof, but not later than ten (10) days thereafter, the Loan Parties will report to Lender: (1) any lawsuit or administrative proceeding or arbitration proceeding in which any Loan Party is a defendant wherein the amount of damages claimed against such Loan Party exceeds Two Hundred Thousand Dollars ($200,000) of uninsured potential liability (in Lender's reasonable opinion), or in which the validity of the Acquisition or this Agreement or any Loan Document or any action taken or to be taken pursuant hereto or thereto is questioned; (ii) any strike, walkout, lockout or other related legal action, whether pending or threatened pertaining to any Loan Party; or (iii) the existence and nature of any Default Condition or Event of Default.

         6. NEGATIVE COVENANTS. Each Loan Party covenants and agrees that until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, such Loan Party shall comply with and shall cause its Subsidiaries to comply with all covenants in this Section 6 applicable to such Person.

   6.1. INDEBTEDNESS. Without the prior consent of the Lender, the Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (A)  the Obligations;

         (B) intercompany Indebtedness among such Loan Party and its Subsidiaries; provided that the obligations of each obligor of such Indebtedness shall: (1) be subordinated in right of payment to the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and (2) have such other terms and provisions as Lender may reasonably require;

         (C)  Indebtedness subject to the terms of the Intercreditor Agreement;

         (D) Indebtedness owing to trade creditors in the ordinary course of business not more than 60 days past due; Indebtedness subject to the terms of the Intercreditor Agreement;

         (E) Indebtedness secured by liens described in clause (4) of the definition of Permitted Encumbrances in Section 1. 1 hereof; and

         (F) Indebtedness in addition to that otherwise permitted hereunder not exceeding $100,000 at any one time outstanding.

   6.2.  LIENS AND RELATED MATTERS.

         (A) No Liens. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of any Loan Party or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

         (B) No Negative Pledges. The Loan Parties will not and will not permit any of its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan

Documents and as contemplated by the Intercreditor Agreement) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         (C) No Restrictions on Subsidiary Distributions to such Loan Euty. Except as provided herein, the Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by any Loan Party or any other Subsidiary; (2) subject to subordination provisions, pay any Indebtedness owed to any Loan Party or any other Subsidiary; (3) make loans or advances to any Loan Party or any other Subsidiary; or (4) transfer any of its property or assets to any Loan Party or any other Subsidiary.

    6.3. INVESTMENTS; JOINT VENTURES. The Loan Parties agree that they will not and will not permit any of their Subsidiaries directly or indirectly to make or own any Investment in any Person except:

         (A) Cash Equivalents; provided that such Cash Equivalents are not subject to set off rights in favor of the issuing bank arising from any banking relationship of any Loan Party or its Subsidiaries;

         (B)  intercompany loans and investments to the extent permitted under
Section 6.1;

         (C) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed, without the prior written consent of the Lender, $100,000 in the aggregate at any time outstanding; and

         (D) loans, advances and investments in addition to those otherwise permitted hereunder not exceeding $100,000 in the aggregate.

     "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Loan Party or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of such. Loan Party) or (ii) any direct or indirect loan, advance or capital contribution by such Loan Party or any of its Subsidiaries to any other Person (other than a Subsidiary of such Loan Party), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment pill the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "CASH EQUIVALENTS" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of such Loan Party's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the relevant Loan Party's de posits at such institution.

     6.4. CONTINGENT OBLIGATION. The Loan Parties agree that they will not and will not permit any of their Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

         (A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (B) arising under the Loan Documents and permitted under the Intercreditor Agreement;

         (C) existing on the Closing Date and described in Schedule 6.4 annexed hereto;

         (D) arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender mortgagee title insurance policies;

         (E) arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with permitted sales of its Properties;

         (F)  incurred with respect to Indebtedness permitted by Section 6.1;
and

         (G) not permitted by clauses (A) through (F) above, so long as any such Contingent Obligations, in the aggregate at any time outstanding, do not exceed $500,000.

     "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co- making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another., Contingent Obligations shall not include any Loan Party's obligations under guaranties for the benefit of financial institutions lending to dealers that enter into long term exclusive supply contracts with another Loan Party. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

        6.5. RESTRICTED JUNIOR PAYMENTS. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that Subsidiaries of Portfield may make Restricted Junior Payments and Portfield may make Restricted Junior Payments, if any, described on Schedule 6.5 hereto.

        "RESTRICTED JUNIOR PAYMENT" means: W any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of such Loan Party or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of such Loan Party or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of principal of, premium, if any, interest, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness; and (iv) any payment made to retire, or to obtain the surrender of, 'any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of such Loan Party or any of its Subsidiaries now or hereafter outstanding.

        6.6. RESTRICTION ON FUNDAMENTAL CHANGES. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its articles of incorporation or by-laws unless required by law; (b) enter into any transaction of merger or consolidation except any Subsidiary of any Loan Party may be merged with or into such Loan Party (=gyi&d that such Loan Party is the surviving entity) or any other

Subsidiary of such Loan Party; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.

        6.7. DISPOSAL OF ASSETS OR SUBSIDIARY STOCK. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to: convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired except for (a) bona fide sales of Inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $250,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of such Loan Party does not exceed $250,000; (h) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash; (iv) subject to the terms of the Intercreditor Agreement, the Net Proceeds of such Asset Disposition are applied as required by Section 2.7(b); (v) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, such Loan Party is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (vi) no Default Condition or Event of Default shall result from such sale or other disposition.

        6.8. TRANSACTIONS WITH AFFILIATES. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 6.8 or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Loan Party or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 6.8 upon the occurrence and during the continuation of a Default or Event of Default, the Loan Parties hereby representing to Lender that any agreements with respect to such items are expressly subject to such condition.

        6.9. MANAGEMENT AND SIMILAR FEES. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to pay any management, consulting or similar fees to any Affiliate or to any director, officer or employee of any Loan Party except as set forth on Schedule 6.9. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 6.9 upon the occurrence and during the continuation of a Default or Event of Default and each Loan Party represents that any contracts or other agreements relating to such items are expressly subject to such condition.

     6.10. CONDUCT OF BUSINESS. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to engage in any business other than businesses of the type in which they are engaged as of the Closing Date.

     6.11. CHANGES RELATING TO SUBORDINATED INDEBTEDAM. Without the prior written consent of the Lender (such consent not to be unreasonably withheld), the Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to change or amend the terms of any Subordinated Indebtedness if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to such Loan Party, any of its Subsidiaries or Lender.

     6.12. FISCAL YEAR. No Loan Party nor any Subsidiary of such Loan Party shall change its fiscal year.

     6.13. PRESS RELEASE: PUBLIC OFFERING MATERIALs. Except as required. by law, the Loan Parties will not and will not permit any of their Subsidiaries to disclose the name of Lender in, any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without Lender's prior written consent which shall not be unreasonably withheld.

     6.14. SUBSIDIARIES. The Loan Parties will not and will not permit any of their Subsidiaries directly or indirectly to establish. create or acquire any new Subsidiary.

     6.15. DEBT TO WORTH RATIO. The Loan Parties will at all times have a Debt to Net Worth Ratio of not more than 5.0 to 1.0.

     6.16. FIXED CHARGE COVERAGE RATIO. The Loan Parties shall not, at any fiscal quarter and each of the period specified below, permit the ratio of EBITDA for the four fiscal quarters then ended to Fixed Charges for the same period (the "Fixed Charge Coverage Ratio") to be less than 1.25 to 1.00.

     6.17. NO AMENDMENTS TO NCFC - PORTFIELD - WLD INDEBTEDNESS. Without the prior written consent of the Lender (such consent not to be unreasonably withheld), the Loan Parties will not change or amend any of the First Portfield Loan Documents, Morgan Loan Documents, NCFC Loan Documents or Second Portfield Loan Documents in any way which (a) increases the amount of any loans or other obligations described therein, (b) accelerates or increases any payments due thereunder,(c) increases any interest rate described therein, (d) shortens the maturity date thereof or (e) increases, replaces or substitutes any co-borrowers accommodation parties, guaranties or collateral therefor.

               7. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

        7.1. TERM NOTE. The Borrowers shall fail to make any payments of principal of, or interest on the Term Note, after the same shall become due and payable and such failure continues for a period five Business Days.

        7.2. OTHER OBLIGATIONS. Any Loan Party shall fail to pay any Obligations (other than as evidenced by the Term Note) to Lender, within fifteen (15) calendar days after the same shall become due and payable (unless a longer or shorter grace period is provided therefor in any document, instrument or agreement evidencing, pertaining to or securing the repayment of such other Obligations, in which event such other grace period shall apply).

        7.3. MISREPRESENTATIONS. Any Loan Party shall make any representation or warranty in this Agreement or such Loan Party or any other party thereto shall make any representation or warranty in any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with this Agreement or any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

        7.4. COVENANTS. Any Loan Party shall default in the observance or performance of any covenant or agreement contained in either Section 5 or 6; or any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any of the other Loan Documents, to the extent it is a party thereto, except for any default of the types described in Sections 7.1, 7.2 or 7.3 above, and such default shall continue for a period of thirty (30) calendar days from the date of receipt by such Loan Party of written notice from Lender specifying such default (unless a longer or shorter cure period is provided therefor in any such Loan Document, in which case such other grace period shall apply), without such default being waived or cured provided, however, in the case of such defaults which cannot be cured within said thirty (30) day (or longer or shorter) period, that same shall not be deemed an Event of Default so long as such Loan Party is diligently pursuing cure of same and same are cured within ninety (90) days of the expiration of the applicable period.

        7.5. VOLUNTARY BANKRUPTCY. Any Loan Party shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; any Loan Party shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; any Loan Party shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee for all or a substantial part of its Property; any Loan Party shall make an assignment for the benefit of creditors; any Loan Party shall be unable or shall fail to pay its debts generally as such debts become due; or any Loan Party shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

        7.6. INVOLUNTARY BANKRUPTCY. There shall have been filed against any Loan Party an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; any Loan Party shall suffer or permit the involuntary appointment of a receiver, custodian or trustee or for all or a substantial part of its Property; or any Loan Party shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of its Property; unless, in each other case, such petition, appointment or process is fully bonded against, vacated or dismissed within sixty (60) days from its effective date, but not later than sixty (60) days prior to any proposed disposition of any assets pursuant to any such proceeding.

        7.7. JUDGMENTS. If one or more final, nonappealable judgments or decrees shall be entered against any Loan Party involving in the aggregate a personal liability of Two Hundred Thousand Dollars ($200,000) or more (or in the event such party fails to pursue the appeal of such judgment or any rights to appeal any such judgment have been revoked or have expired) and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the date such judgment becomes nonappealable.

        7.8. CHANGE OF CONTROL. If: (i) Portfield shall cease to own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding capital stock of Borrowers; or (ii) prior to a Qualified Initial Public Offering, Keith Holder shall cease to be President and Chief Executive Officer of Portfield (other than by reason of death or disability), or (iii) any Loan Party shall merge with, or consolidate into, any other corporation (unless such Loan Party shall be the surviving corporation in such merger); or
(iv) any Loan Party shall sell all, or substantially all, of its assets other than to any other Loan Party.

        7.9.  LOSS OF COLLATERAL.  If all or any material portion of the
Collateral: (i) suffers any loss, damage, theft or other casualty, in a single occurrence or series of related occurrences; or (ii) becomes subject to any lien, claim or encumbrance other than a Permitted Encumbrance; or (iii) is made the subject of any proceeding in which the existence, scope, coverage, or priority of the security interest of Lender therein is disputed.

        7.10. DEFAULT UNDER OTHER LOAN DOCUMENTS. A default has occurred under any other Loan Document (following any required notice or passage of time or both).

        7.11. CLOSING CONDITIONS. In the event Lender in its sole discretion shall have waived any of the conditions precedent specified in Section 11.1, the Borrowers shall have failed to satisfy the same within 30 days from the Closing Date

        7.12. Cross Default to NCFC Loan Documents. In the event any default (following passage of any applicable time period or giving of any required notice or both) by any borrower under any NCFC Loan Document shall occur.

            8. REMEDIES. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against any Loan Party for damages for failure by any Loan Party to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies described in Sections 8.1 and 8.2, inclusive, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

        8.1.  NON-BANKRUPTCY DEFAULT: When any Event of Default described in
Section 7.1 through 7.4, both inclusive or Sections 7.7 through 7.12 both inclusive, has occurred and is continuing, the Lender may, by notice to the Borrowers, take one or more of the following actions:

        (a) terminate the obligation of the Lender to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

        (b)  declare the principal of and the accrued interest on the Term
Note to be forthwith due and payable and thereupon the Term Note, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

        (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

        8.2.  BANKRUPTCY DEFAULTS.  When any Event of Default described in
Section 7.5 or 7.6 has occurred and is continuing, then the Term Note, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Lender may exercise any and all remedies available to it under the Loan Documents or applicable law.-

            9.  THE GUARANTEES.

        SECTION 9.1 THE GUARANTEES. To induce the Lender to provide the credit described herein and in consideration of benefits expected to accrue to each Guarantor by reason of and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Lender and each other holder of any of the Obligations, the due and punctual payment of all present and future

Obligations of any Loan Party evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Term Note and the due and punctual payment of all other Obligations now or hereafter owed by any Loan Party under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by any Loan Party punctually to pay any indebtedness guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by any Loan Party punctually to pay any indebtedness guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by such Loan Party.

        SECTION 9.2. GUARANTEE UNCONDITIONAL. The obligations of each Guarantor as a guarantor under this Section 9 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of any Loan Party whether under this Agreement or any other Loan Document or by operation of law or otherwise;

         (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

         (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any Loan Party, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or of any other Guarantor contained in any Loan Document;

         (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Lender or any other Person, whether or not arising in connection herewith;

         (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party, any other Guarantor or any Collateral;

         (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party, regardless of what obligations of any Loan Party remain unpaid;

         (g) any release of any Loan Party, any other Guarantor, or any Collateral;

         (h) any invalidity or unenforceability relating to or against any Loan Party or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on the Terms or any other amount payable by any Loan Party under the Loan Documents; or

         (i) any other act or omission to act or delay of any kind by the Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 9.

     SECTION 9.3. DISCHARGE ONLY UPON PAYMENT IN FULL: REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this Section 9 shall remain in full force and effect until the principal of any interest on the Term Note and all other amounts payable by and Loan Party under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on the Term Note or any other amount payable by any Loan Party under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Loan Party or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 9 with respect to such payment shall be reinstated at such time as through such payment had become due but had not been made at such time.

     SECTION 9.4. SUBROGATION: LIMITATION ON RIGHT OF RECOVERY. No Guarantor will exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until the Term Note and all other Obligations shall have been paid in full. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the payment in full of the Term Note and all other Obligations and amounts payable by such Guarantor hereunder, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender or be credited and applied upon the obligations of the Loan Parties under the Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement. Notwithstanding any other provision hereof, the right to recovery against each Guarantor under this Section 9 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 9 void or voidable under applicable law, including without limitation fraudulent conveyance law.

     SECTION 9.5. WAIVERS. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any tune any action be taken by the Lender or any other Person against the Borrowers, or any of them, another Guarantor or any other Person.

     SECTION 9.6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by any Loan party under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Loan party, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Lender.

        10.  MISCELLANEOUS.

     10.1. WAIVER. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

     10.2. GOVERNING LAW. THIS AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE TERM NOTES AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     10.3. SURVIVAL. All representations, warranties and covenants made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement and such other Loan Documents. On the Closing Date, Borrowers and the other Loan Parties shall be deemed to have restated, renewed and reaffirmed all of such representations, warranties and covenants. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of the Term Note, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

     10.4. NO ASSIGNMENT BY LOAN PARTIES; LENDER MAY ASSIGN. No assignment hereof shall be made by any Loan Party without the prior written consent of Lender. Lender may assign, or sell participations in, its right, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of any Loan Party to any Participant. Upon any assignment by Lender, the assignee shall be entitled to all the rights, powers, privileges and remedies of Lender to the extent assigned, and the obligations of the Loan Parties shall not be subject, as against any such assignee, to any defense, set-off or counterclaim available to the Loan Parties against Lender and any such defense, set-off or counterclaim may be asserted only against Lender. Notwithstanding the foregoing, Lender may not assign any of its interest in the Loan Documents to any Person which does not have total assets of at least $1,000,000,000. Lender agrees to provide Borrowers with written notice of assignment following an assignment of any interest herein or in the Loan Documents.

     10.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     10.6. REIMBURSEMENT. In connection with the documentation and funding for the Term Loan, Borrowers agree to pay or reimburse Lender for all reasonable costs, fees, and expenses incurred by Lender, including, but not limited to, the fees and expenses of counsel for the Lender, all costs of recording and filing of liens and/or mortgages, record searches, title registration, appraisals, surveys, engineering, and any other fees incidental to documentation or inspection.

     10.7. AFTER DEFAULT. After an Event of Default, Borrowers agrees to reimburse Lender for its out-of-pocket expenses incurred by Lender, including, but not limited to, all costs for expenses, including reasonable attorneys' fees and any other incidental fees or charges related to the Term Loan, and should all or any portion of the Obligations be collected by or through an attorney-at-law, Lender shall be entitled to collect from Borrowers reasonable attorneys' fees and all costs of collection. If any taxes, fees or other costs shall be payable on account of the execution, issuance, delivery or recording of any of the Loan Documents, by reason of any existing or hereafter enacted federal or state statute, Borrowers agree to pay all such taxes, reasonable fees or other costs, including any applicable interest and penalty, and to indemnify and hold Lender harmless from and against liability in connection therewith.

     10.8. SUCCESSORS AND ASSIGNS. This Agreement and every Loan Document shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto. The foregoing shall expressly include, without limitation, in the case of Lender, any Participant.

     10.9. SEVERABILITY. If any provision of this Agreement or of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made (i) when personally delivered, (ii) three Business Days following deposit in the mail, registered or certified mail, postage prepaid, or (iii) one Business Day following delivery of said notice, request or demand to an overnight courier, addressed as follows or to such other address as may be designated hereafter in writing by the respective parties hereto (which, in the case of Lender, may include the name and address of each Participant) except in cases where it is expressly provided herein or by applicable law that such notice, demand to request is not effective until received by the party to whom it is addressed:

     Borrowers and Other Loan Parties:

     c/o Portfield Investments, Inc.
     1493 Highways 6 & 50
     Fruita, Colorado 81521
     Attn: Mr. Paul J. Rath, CFO
     Facsimile number: 970-858-9306

     Lender:

     HELLER FINANCIAL, INC.
     Commercial Equipment Finance Division
     500 West Monroe Street
     Chicago, IL 60661
     Attn: Regional Credit Manager
     Facsimile number: 312-441-7519

     with copy to:

     HELLER FINANCIAL, INC.
     500 West Monroe Street
     Chicago, IL 60661
     Attn: Legal Department
     Facsimile number: 312-441-7208

     10.11. ENTIRE AGREEMENT - AMENDMENT. This Agreement, together with the Term Note and the other Loan Documents, constitute - the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any agreement or understanding, oral or written, heretofore made in regard thereto, including any commitment letters or term sheets issued by Lender to any of the Loan Parties. Neither this Agreement, the Term Note nor any other Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

     10.12 TIME OF ESSENCE. Time is of the essence in this Agreement, the Term Note and the other Loan Documents.

     10.13. INTERPRETATION. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     10.14. LENDER NOT A JOINT VENTUREr. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby (including the Loan Documents) shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with any Loan Party or as creating any similar relationship or entity, and each Loan Party agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and any Loan Party.

     10.15. JURISDICTION. EACH LOAN PARTY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE TERM

NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS, COUNTY OF COOK OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, CHICAGO DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, EACH LOAN PARTY HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE AND CONSENTS TO SERVICE OF PROCESS BY WRITTEN NOTICE GIVEN IN THE MANNER SPECIFIED FOR THE GIVING OF NOTICES IN SECTION 10.10 ABOVE; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SUCH LOAN PARTY IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

     10.16. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Term Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Illinois, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Term Notes.

     10.17. WAIVER OF RIGHTS. AFTER THE OCCURRENCE OF A DEFAULT CONDITION OR EVENT OF DEFAULT, EACH LOAN PARTY HEREBY WAIVES ANY AND ALL RIGHTS, IF ANY, WHICH SUCH LOAN PARTY OTHERWISE HAS OR MAY HAVE UNDER AND BY VIRTUE OF ANY LAW,, WITH RESPECT TO THE RIGHT OF SUCH LOAN PARTY TO NOTICE AND TO A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SEIZURE OF ANY COLLATERAL BY LENDER. EACH OF LENDER AND EACH LOAN PARTY WAIVES ANY OBJECTION TO IMPROPER VENUE, FORUM NON CONVENEENS OR RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CAUSE OF ACTION OR PROCEEDING, BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE LOAN DOCUMENTS. THESE WAIVERS ARE KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND FREELY MADE BY SUCH LOAN PARTY AND LENDER, AND EACH LOAN PARTY ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THESE WAIVERS OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY THEIR EFFECT. EACH LOAN PARTY AND LENDER ACKNOWLEDGE THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH LOAN PARTY AND LENDER HAVE ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT AND THE LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THESE WAIVERS IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY AND LENDER FURTHER WARRANT AND REPRESENT THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) BY INDEPENDENT LEGAL COUNSEL IN

THE SIGNING OF THIS AGREEMENT AND THE LOAN DOCUMENTS AND IN THE MAKING OF THESE WAIVERS AND THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     10.18. CURE OF DEFAULTS BY LENDER. If, hereafter, any Loan Party defaults in the performance of any duty or obligation to Lender hereunder, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall constitute Obligations, be payable on demand and bear interest until paid at the Default Rate applicable to the Term Note.

     10.19. RECITALS. All recitals contained herein are hereby incorporated by reference into this Agreement and made part thereof.

     10.20. ATTORNEY-IN-FACT. Each Loan Party hereby designates, appoints and empowers Lender irrevocably, upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, to act as its attorney-in-fact, at such Loan Party's cost and expense, to do in the name of such Loan Party any and all actions which Lender may deem necessary or advisable to carry out the terms hereof, upon the failure, refusal or inability of such Loan Party to do so, and the Loan Parties hereby agree to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith.

     10.21. SOLE BENEFIT. The rights and benefits set forth in this Agreement and in all the other Loan Documents are for the sole and exclusive benefit of Lender, its Participants (if any) and the Loan Parties and may be relied upon only by them.

     10.22. REMEDIES. AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, LENDER MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND EACH LOAN PARTY EXPRESSLY WAIVES, RENOUNCES AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE LENDER TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NON-JUDICIAL REMEDY, EACH LOAN PARTY RECOGNIZES AND CONCEDES THAT SUCH A REMEDY IS CONSISTENT WITH THE USAGE OF THE TRADE, IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAINING AT ARM'S LENGTH. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT A LOAN PARTY OR LENDER FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION. EACH OF LENDER AND SUCH LOAN PARTY FURTHER AGREES THAT NEITHER SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL OR SPECIAL DAMAGES ARISING FROM BREACH OF CONTRACT, TORT OR OTHER WRONG OR CLAIM RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF ANY

OBLIGATIONS HEREUNDER OR UNDER ANY LOAN DOCUMENT OR ANY ACTION (OR INACTION) BY ANY PARTY HEREUNDER OR THEREUNDER.

     10.23. INDEMNITY. Without limiting any provisions of Sections 5.9 or 10.6, the Loan Parties agree to save, indemnify and hold harmless Lender from and against any and all debts, liabilities, obligations, damages, costs, expenses or other claims incurred by Lender as a result of its entry into, and performance under, this Agreement or any other Loan Documents except for any of same arising directly from Lender's gross negligence or willful misconduct.

     10.24. ACCEPTANCE. THIS AGREEMENT, TOGETHER WITH THE TERM NOTES AND ALL OTHER LOAN DOCUMENTS, SHALL NOT BECOME EFFECTIVE UNLESS AND UNTIL (1) DULY EXECUTED BY THE APPLICABLE LOAN PARTIES, (11) DELIVERED TO LENDER FOR ACCEPTANCE IN CHICAGO, ILLINOIS, (III) ACCEPTED BY LENDER IN CHICAGO, ILLINOIS AND (IV) DULY EXECUTED AND DELIVERED BY LENDER, AS APPROPRIATE, IN CHICAGO, ILLINOIS. THE DISBURSEMENT OF THE PROCEEDS OF THE TERM LOAN BY LENDER FROM CHICAGO, ILLINOIS SHALL BE EVIDENCE THAT THE FOREGOING CONDITIONS HAVE BEEN FULFILLED.

        11.  CONDITIONS PRECEDENT.

     11.1. CONDITIONS PRECEDENT TO LENDER'S ENTRY INTO THIS AGREEMENT. Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of Lender hereunder:

         (a) NO INJUNCTION; ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, or the consummation of the transactions contemplated hereby, or which Lender determines would make it inadvisable to consummate the transactions contemplated hereby.

         (b) NO DEFAULT. No Default Condition or Event of Default shall have occurred and be continuing.

         (c) COMPLIANCE WITH LAWS GENERALLY, ENVIRONMENTAL LAW COMPLIANCE. Lender shall be satisfied in all respects that each Loan Party is in material compliance with all applicable federal, state and local laws and regulations, including particularly, but without limitation, all Environmental Laws.

         (d) MATERIAL AGREEMENTS. Lender shall have reviewed all Material Agreements of the Loan Parties, and all of the foregoing shall be satisfactory to Lender.

         (e) LITIGATION. Lender shall have reviewed all existing litigation, injunctions and proceedings, if any, pending or threatened against the Loan Parties and the results of such review shall be satisfactory to Lender.

         (f) DOCUMENTATION. Lender shall have received the following documents of general application to the Term Loan Facility, each to be in form and substance satisfactory to Lender and its counsel, and duly executed and delivered by the party or parties thereto:

         (1) LOAN DOCUMENTS. This Agreement and all other Loan Documents to be executed and delivered by the Loan Parties or their Affiliates hereunder and under the Loan Documents on the Closing Date, to the extent not otherwise specified below;

         (2) INSURANCE CERTIFICATES. Receipt by Lender of a certificate from the Loan Parties' insurer (or an authorized agent thereof) respecting all insurance required hereunder or under the other Loan Documents, together with copies of all insurance policies evidencing such insurance in each case in form and substance acceptable to Lender;

         (3) OPINION OF SUCH LOAN PARTY'S COUNSEL. Receipt by Lender of a satisfactory opinion of counsel from legal counsel to the Loan Parties;

         (4) SECRETARY AND OFFICER'S CERTIFICATES. Receipt by Lender of a secretary's certificate and an officer's certificate from each Loan Party;

         (5) TERM NOTE. A Term Note in a principal amount equal to such requested Term Loan;

         (6) FINANCING STATEMENTS/CERTIFICATES OF TITLe. Copies of all filing receipts or acknowledgments or certificate of title issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the security interests of Lender in all Collateral relating to the Term Loan and evidence in a form acceptable to Lender that such security interests constitute value and perfected first priority security interests in Lender's favor;

         (7) SURVEY/SITE. A survey acceptable to Lender prepared in accordance with the standards established by the American Land Title Association ("ALTA") for the Mortgaged Premises-Headquarters, together with a surveyor's certificate prepared at the expense of the Loan Parties from a registered land surveyor and, if requested by Lender, a physical site inspection report;

         (8) MORTGAGES. The Headquarters Mortgage covering the Mortgaged Premises - Headquarters;

         (9) MORTGAGEE'S TITLE INSURANCE POLICY. An ALTA mortgagee's title insurance policy, issued at the expense of the Loan Parties, by a title insurer selected by the Loan Parties, but acceptable to Lender insuring Lender's security interest in the Mortgaged Promises

Headquarters in such amount containing only such conditions, limitations and exceptions as shall be acceptable to Lender;

         (10) INTERCREDITOR AGREEMENT. Negotiation, execution and delivery of the Intercreditor Agreement, such Intercreditor Agreement to be in FORM and substance satisfactory to Lender.

         (11) LIST OF EQUIPMENT. Each Loan Party shall have delivered to Lender a complete list of all Equipment Collateral.

         (12) STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement, together with original certificates evidencing the Pledged Shares and blank undated stock powers for each of such certificates together with such other related documents and instruments reasonably requested by Lender.

         (13) SECURITY AGREEMENT. The Security Agreement, together with such UCC financing statements, certificates of title for vehicles and other related documents and instruments reasonably requested by Lender.

         (14) OTHER. Documents and Instrumentals. Such other documents and instruments as Lender may reasonably request.

         (g) ACQUISITION. he Acquisition shall have been consummated pursuant to the Acquisition Agreements in a manner and pursuant to documentation satisfactory to Lender.

         (h) CLOSING FEE. The Loan Parties shall have paid to Lender a non-refundable closing fee of $35,000 in immediately available funds.

         (i) MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and such Loan Party has caused its seal to be affixed hereto, all as of the day and year first above written.



                                  WESFRAC, INC.



                                  By:
                                     --------------------------------------
                                     Paul J. Rath
                                     Chief Financial Officer and Secretary


                                  WESTEC DENVER, INC.


                                  By:
                                     --------------------------------------
                                     Paul J. Rath
                                     Chief Financial Officer and Secretary


                                  MOFFITT OIL COMPANY, INC.



                                  By:
                                     --------------------------------------
                                     Paul J. Rath
                                     Chief Financial Officer and Secretary

                                  GUARANTORS:
                                  -----------

                                  PORTFIELD INVESTMENTS, INC.


                                  By:
                                     --------------------------------------
                                     Keith R. Holder President


                                  WESCOURT GROUP, INC.



                                  By:
                                     --------------------------------------
                                     Paul J. Rath
                                     Chief Financial Officer and Secretary


                                  WESCOURT DISTRIBUTING, INC.


                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President


                                  PETRO-MARK CORP. UTAH, INC.


                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President

                                  PETRO-MARK CORP.



                                  By:
                                     --------------------------------------
                                     Paul J. Rath
                                     Chief Financial Officer and Secretary


                                  PETRO-MARK CORP., MONTROSE, INC.


                                  By:
                                     --------------------------------------
                                     Paul J. Rath
                                     Chief Financial Officer and Secretary


                                  GRAND MESA TEXACO, INC.



                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President


                                  MONTROSE PROPANE, INC.



                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President


                                  FRUITA RP HOLDING, INC.



                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President

                                  WESTEC FRUITA, INC.


                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President


                                  LENDER,
                                  ------

                                  HELLER FINANCIAL, INC.



                                  By:
                                     --------------------------------------
                                  Its:
                                      -------------------------------------


                                  GRAND MESA TEXACO, INC.


                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President

                                  MONTROSE PROPANE, INC.



                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President


                                  FRUITA RP HOLDINGS INC.


                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President


                                  WESTEC FRUITA, INC.


                                  By:
                                     --------------------------------------
                                     Keith R. Holder
                                     President


                                  HELLER FINANCIAL, INC.



                                  By:
                                     --------------------------------------
                                  Its:
                                      -------------------------------------